UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MONOLITHIC POWER SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

n/a
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2013 Annual Meeting of Stockholders

Supplemental Information

Commencing on or about June 12, 2013, the following materials will be used by officers, directors and employees of Monolithic Power Systems, Inc., as well as proxy solicitors engaged by Monolithic Power Systems, Inc., to communicate about the proposals. This information supplements information contained in our definitive 2013 proxy statement dated April 30, 2013. This information may be deemed “soliciting material” within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission.

Dear Stockholder:

At the 2013 Annual Meeting of Stockholders of Monolithic Power Systems, Inc. (the “Company”) to be held on June 13, 2013, our stockholders will vote on six proposals:

1.

To elect three Class III directors to serve for three year terms until our annual meeting of stockholders in 2016 or until their respective successors are duly elected and qualified. The nominees for election to our Board of Directors (the “Board”) are Herbert Chang, Eugen Elmiger, and Michael R. Hsing.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

3.	To hold an advisory vote on the compensation of the Company’s named executive officers (the “Say-on-Pay Proposal”).

4.	To vote on a proposal to adopt the Company’s 2014 Equity Incentive Plan (the “2014 Stock Plan”).

5.	To vote on a proposal to adopt the Company’s Master Cash Performance Bonus Plan.

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Our Board recommends a vote FOR each of the nominees for election to our Board, FOR the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, FOR the Say-on-Pay Proposal, FOR the approval of the 2014 Stock Plan and FOR the approval of the Company’s Master Cash Performance Bonus Plan.

Your vote is very important, and we are requesting your support for each of these proposals. Every vote counts!

Our Board wants to remind you of the importance of voting your shares, so that your shares are represented on the key issues being considered at our Annual Meeting of Stockholders on June 13, 2013.  Every vote, no matter how many shares you own, is critical.

Voting your shares takes only a couple of minutes. Your shares must be voted by 11:59 PM Pacific Time on June 12, 2013 to be counted.  If you know your control number (found on the proxy card that was mailed to you), you may vote by:

●	Calling Laurel Hill Advisory Services, our proxy solicitor, between 6:00 AM & 3:00 PM Pacific Time at 1-888-742-1305
●	Going to www.proxyvote.com
●	Calling your broker

If you do not know your control number, you may vote directly through your broker.  If you have any other questions about the voting process, please call MPS Investor Relations at 1-408-826-0777.

Again, your vote is important.  Thank you for taking the time to address this very important matter.